Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-53725 of MainStreet Financial Corporation (formerly MainStreet BankGroup Incorporated) on Form S-4 of our report dated January 26, 1998, on the consolidated financial statements of Ballston Bancorp, Inc. and
Subsidiary for the  years  ended   December   31,  1997  and  1996,   appearing
in  the  Proxy Statement/Prospectus, which is part of this Registration
Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
June 11, 1998